Exhibit 23a





                          Consent of Ernst & Young LLP

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Video Update, Inc. for the registration of 70,106 shares of its common stock and to the incorporation by reference therein of our report dated June 12, 1996, with respect to the consolidated financial statements of Video Update, Inc. included in its Annual Report on Form 10-KSB for the year ended April 30, 1996, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota                                /s/Ernst & Young LLP
March 19, 1997